Exhibit 23-a







                      CONSENT OF INDEPENDENT ACCOUNTANTS











We consent to the incorporation by reference in this Registration Statement on Form S-8 (File Nos. 2-94110, 33-16570, 33-27802) of NYNEX Corporation of our report dated February 5, 1993 on our audits of the consolidated financial statements and financial statement schedules of NYNEX Corporation and its subsidiaries as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992, which report is incorporated by reference in the 1992 Annual Report on Form 10-K of NYNEX Corporation. We further consent to the incorporation by reference in this Registration Statement of our report dated April 16, 1993 on our audits of the financial statements of the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992 and the accompanying schedules of assets held for investment purposes as of December 31, 1992, which are included in the 1992 Annual Report on Form 11-K for the above referenced Plan, filed by amendment as an exhibit to the Annual Report on Form 10-K of NYNEX Corporation for the year ended December 31, 1992.

We further consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.







COOPERS & LYBRAND



New York, New York
January 11, 1994